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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 10, 2000 on our audit of the combined financial statements of CWC ConsumerCo as of March 31, 1998 and 1999 and for the three years ended March 31, 1999. We also consent to the references to our firm under the Caption "Experts".

/s/ ARTHUR ANDERSEN

Arthur Andersen
London, England
August 25, 2000